                                  [LETTERHEAD]

                                                                    May 31, 1996

Gentlemen,

as requested with your letter dated May 29, 1996, we are glad to confirm you the following information regarding the indebtedness of your society by our bank.

INFORMATION REQUESTED AS AT MARCH 31, 1996

1.    Unpaid principal balance.                                          SFR 3'000'000. -
2.    Requirements for amortization of principal.                        SFR 60'000. - p.a.;
                                                                         first time in 1999
3.    Annual interest rate.                                              5.75% p.a. floating
                                                                         5% p.a. fixed for 3 years from
                                                                         May 17, 1996 up to May 17, 1999
4.    Date to which interest has been paid.                              December 31, 1995
5.    Names of obligors -- please note, if any.                          Bioren SA, Couvet
6.    Names of endorsers or guarantors -- please note, if any.           NONE
7.    All documents regarding this loan are attached.                    TRUE
      No other documents exist.
8.    Description and amount of any collateral for the debt (including   SFR 3'000'000 - mortgage notes
      details of security agreements, financing statements, mortgages    on real property and building
      and other liens).                                                  located at '4, Rue de Iles, 2108
                                                                         Couvet (NE), Switzerland'.
                                                                         For details SEE ATTACHED.
9.    The terms of the debt and loan agreement, as presently             TRUE
      constituted, have been fully complied with.
10.   This debt is not subordinate to any other debt of the Company.     TRUE
11.   The bank cannot demand payment of this loan unless the Company is  SEE ATTACHED
      in default.                                                        (point 4 of conditions stated
                                                                         on the reverse of the Fixed-Rate
                                                                         Mortgage Agreement).
12.   Maturity date.                                                     To agree after maturity of fixed-
                                                                         rate (normally 50 years).
13.   The repayment terms for interest are . . .                         At the requested date they were
                                                                         semi-annually (June and December
                                                                         of each year).
                                                                         Since May 17, 1996, quarterly
                                                                         (March, June, September and
                                                                         December of each year).

The foregoing is in conformity with our understanding.

We are pleased to have been helpful in this circumstance and remain at your disposal for further banking needs.

                                          With kind regards
                                          United Bank of Switzerland

 /s/ G. AMBROSETTI           /s/ R. BURKHARD
 ..........................  ...........................
FVP G. Ambrosetti            AVP R. Burkhard

Attached

     This document is a fair and accurate English translation of the foreign language document from which it was translated.




                                   BIGMAR, INC.


                                   By: /s/ John G. Tramontana
                                       ----------------------
                                        John G. Tramontana
                                        President and Chief
                                         Executive Officer

[Logo Union de Banque Suisses]
                       Mortgage-No    0247-524.427.H1 K 0000
                       Object:        Real Property and Building, Couvet (NE)


Fixed-Rate Mortgage Agreement

between

Union Bank of Switzerland, Via Pretorio 14, 6901 Lugano
(hereinafter called UBS)

and

BIOREN SA, Couvet (NE)
(hereinafter called Borrower)

UBS hereby grants the Borrower a fixed-rate mortgage in the amount of

Sfr. 3'000'000.--(Swiss francs three million 00/100)


Fixed interest period         3 years, calculated from the time of disbursement.

Disbursement                  Two business days after UBS is in receipt of the
                              fixed-rate mortgage agreement countersigned by the
                              Borrower.

Interest rate                 UBS interest rate for fixed-rate mortgages on the
                              same types of objects and for the same fixed
                              interest period applicable at the time
                              UBS receives the fixed-rate mortgage agreement
                              countersigned by the Borrower (effective interest
                              rate), currently 5% p.a. net (indicative interest
                              rate).

                              If the effective interest rate differs from the indicative rate, the former will be established in a Supplementary Agreement to the present
                              Agreement.

Interest due dates            March 31 / June 30 / September 30 / December 31

Interest to be debited to     current account no. 0247 - 524,427.01 A c/o UBS
                              Lugano.

Collateral                    (UBS shall acquire ownership of mortgage notes and
                              bearer bonds with mortgage assignment)

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 45 in first and equal parts,

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 46 in first and equal parts,

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 47 in first and equal parts,

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 48 in first and equal parts,

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 49 in first and equal parts,

                              Sfr. 500'000.--mortgage notes at bearer from 06.09.1995,
                                             dg. 50 in first and equal parts,

                              part. 3208 RFD Couvet (NE),
                              transfer of security title according to separate agreement

Moreover, if any divergent conditions in the mortgage note(s) and/or bearer bond(s) with mortgage assignment assigned to UBS as collateral are revised, the aforementioned mortgage shall be subject solely to the conditions stated on the reverse of this Agreement, said conditions having been read and accepted by the Borrower.

Couvet, 10.05.1996                 Lugano, 09.05.1996

The Borrower                       Union Bank of Switzerland

Bioren SA                          G. Ambrosetti                pp. R. Burkhard




1.   Disbursement / Interest Rate / Fixed Interest Commitment

     Disbursement is made at the aforementioned time on the condition that UBS is in possession of the collateral agreed upon at that time.

     If the fixed-rate mortgage is not disbursed or not disbursed in full at the agreed time, the interest rate shall be applied which UBS charges for fixed-rate mortgages on the same types of objects and for the same term two business days before disbursement of the unpaid portion.

     The interest rate applied at the time of disbursement shall not change for the duration of the fixed interest period (fixed interest commitment) excepting Section 1, para 4, and Section 4, para 1 and Section 4, para 3.

     Upon payment of compensation to be calculated in accordance with Section 5, the Borrower may cancel the fixed-interest commitment agreed upon according to para 3 at any time and by submitting written notification to UBS, Cancellation of the agreed fixed interest commitment shall take effect on the day the corresponding notification is received by UBS, Compensation according to Section 6 becomes due and payable at the time.

2.   Interest on Arrears

     If the mortgage interest is not paid on the aforementioned due dates, then the Borrower shall be liable for the payment of interest on arrears for the entire period of default at a rate determined by UBS. The rate of interest on arrears shall not be more than 2% above the interest rate charged at the time by UBS for new first-ranking adjustable-rate mortgages on the same types of object.

3.   Conditions  after  Expiry  of the  Fixed-Interest  Period  and  upon  Early
     Cancellation of the Fixed-Income Commitment

     After expiry of the fixed-interest period agreed upon of after the early cancellation of the fixed interest commitment agreed upon in accordance with Section 1, Para 4; Section 4, Para 1, or Section 4, Para 3, this fixed-interest mortgage shall be maintained at the same conditions for adjustable-rate mortgages then applied by UBS to new mortgages on the same types of object, provided no agreement stipulating otherwise has been concluded between the Borrower and UBS.

     With regard to the interest rate to be applied after expiry of  the  fixed-
     interest  period   or after  the early   cancellation of the fixed-interest
     commitment agreed  upon,  UBS reserves the  right to change  this  interest rate at any time subject to the advance notice, interest rate changes shall go into effect on the dates cited in the respective notices.

4.   Notice

     Upon observance of a six-month period of notice, the Borrower may give notice of this mortgage at any time against payment of a compensation to be calculated in accordance with Section 5. The fixed-interest commitment shall also be considered canceled upon receipt of the notice at UBS.

     Upon observance of a six-month period of notice, UBS may give notice of the mortgage only at the end of the fixed-interest period agreed upon, subject to the conditions in Section 4, Para 3.

     Upon observance of a six-month period of notice, UBS shall be entitled to give notice of the fixed-rate mortgage if the Borrower violates the terms of the Mortgage Agreement; in particular, if the Borrower is more than 30
     (thirty) days in arrears with an interest payment; or if, in the opinion of UBS, the property/properties pledged as collateral for this fixed-interest mortgage declines/decline in value or does/do not otherwise provide adequate cover. Cancellation of the agreed fixed commitment shall take effect on the second day after dispatch of notice in writing by UBS to the last-known address of the Borrower.

     If notice becomes effective prior to the expiry of the fixed-interest period agreed upon, the Borrower shall pay compensation to be calculated in accordance with Section 6 and becomes due and payable at the time the interest rate commitment agreed upon is canceled.

5. Repayment in the event of Transfer of Ownership or Sale in connection with Foreclosure Proceedings

     If the object(s) pledged is/are sold privately or in connection with foreclosure proceedings, the entire fixed-rate mortgage, including accrued interest, shall become due for immediate repayment on the day of the transfer of ownership or on the day of the public auction. In the event repayment becomes due during the fixed interest period agreed upon, the Borrower must pay the Bank compensation to be calculated according to
     Section 6 payable as of the same date.

6.   Compensation

     The  amount  of the  compensation  payable  by the  Borrower  to UBS as per
     Section 1, para 4, Section 4, para 4 and Section 5 shall be equivalent to the difference between the interest rate contractually agreed upon for the fixed-interest mortgage and the rate at the time the compensation becomes due for money or capital market investments (reference rate: Euro money market rate) with a maturity corresponding to the (remaining) time of the fixed-interest period; this rate is calculated as a percentage of the borrowed principal pro rata temporis for the duration of the fixed-interest period agreed upon or for the remaining time of the fixed-interest period.
     Upon request, UBS will provide the Borrower with a corresponding offer.

7.   Joint and Several Liability / Cumulative Debt Assumption

     If there are several borrowers, they shall share joint liability. The borrower(s) not mentioned in the mortgage note(s) and/or bearer bond(s) shall hereby assume cumulatively and jointly the debt(s) arising from the aforementioned mortgage note(s) and/or bearer bond(s), whose ownership has been assigned to UBS as security.

8.   Fire Insurance and Insurance for Damages by Natural Forces

     The Borrower is obliged to insure the property and all appurtenances on the mortgaged land against fire and damage by natural forces, either with a state-controlled insurance company or an insurance company domiciled in Switzerland, for an insurance sum deemed by UBS to be sufficient. The policy and premium receipts are to be submitted to UBS should the latter so request.

9.   General Conditions

     In addition, the General Conditions of UBS shall apply. A copy of these General Conditions has been received by the Borrower, who confirms that he/she has read them and accepts them without reservation.





     This document is a fair and accurate English translation of the foreign language document from which it was translated.




                                   BIGMAR, INC.


                                   By: /s/ John G. Tramontana
                                       ----------------------
                                        John G. Tramontana
                                        President and Chief
                                         Executive Officer


[Logo]


Agreement

Between

Union Bank of Switerland, Via Pretorio 14, 69O1 Lugano
(UBS/Pledgee)

and

BIOREN SA, Couvet (NE)
(Borrowed/Pledger)


  1.  UBS owns/shall acquire ownership of the following mortgage note(s):
      Sfr.     500'000. --      from 06.09.1995, dg. 45 in first and equal parts.
      Sfr.     500'000. --      from 06.09.1995, dg. 46 in first and equal parts.
      Sfr.     500'000. --      from 06.09.1995, dg. 47 in first and equal parts.
      Sfr.     500'000. --      from 06.09.1995, dg. 48 in first and equal parts.
      Sfr.     500'000. --      from 06.09.1995, dg. 49 in first and equal parts.
      Sfr.     500'000. --      from 06.09.1995, dg. 50 in first and equal parts.

      part. 3208 RFD Couvet (NE)

  2.  The  mortgage  note(s) as  cited  in Paragraph  1 above  and  whose ownership  is  to be  transferred/has been transferred to UBS shall provide  UBS with security for all  claims against the Borrower/Pledger arising  from agreements  already concluded with UBS  or from agreements to  be concluded in the  future with UBS within the framework of existing business relations, including all interest  due and accrued  and commissions as well  as the related court or out-of-court fees and expenses.

      The  mortgage note(s) whose ownership has  been transferred to one office of  UBS shall also serve as security for the claims of  other UBS offices.  In the event  of several claims,  UBS shall determine  to which of  the claims  the mortgage note(s) whose ownership  has been transferred to UBS  or the proceeds from its/their sale shall be charged.

  3.  The parties agree that,  in place of the  secured claims as cited  in Paragraph 2 above,  UBS may enforce  the mortgage  note claim(s) arising  from the mortgage  note(s) as cited in  Paragraph 1 above  in addition to the annual interest due for three years and the accrued interest at 10% p.a. in each case (interest payment dates:
      June  30/December  31),  for  which  the   Borrower/Pledger  expressly  acknowledges  herewith  his   personal
      indebtedness.

      Contrary to any agreement regarding  the period(s) and date(s)  of notice in the  mortgage note(s) as cited in
      Paragraph 1 above, UBS may enforce the mortgage note  claim(s) under the same conditions as those applying  to the  secured  claim(s) as  cited in  Paragraph  2 above.  No special notice of the  mortgage note  claim(s) is necessary. UBS  may  freely or  by  legal enforcement  sell  the mortgage  note(s)  whose ownership  has  been transferred to UBS as cited in Paragraph 1 without observing the formalities stated in the Federal Law on Debt
      Collection and Bankruptcy.

      On  the other hand, UBS shall also  be authorized to enforce the secured  claims as cited in Paragraph 2 above prior to the sale of the  mortgage note(s) whose ownership has  been transferred to UBS. The  Borrower/Pledger hereby  expressly waive the right to protest the advance sale of the mortgage note(s) whose ownership has been transferred to UBS as security as cited in Paragraph 1 above.


  4.  In the event  of mortgage  note increases,  this Agreement shall  also apply  to the  increased mortgage  note claim(s).

  5.  If,  in the case of a change of ownership in the mortgaged property/properties, the new owner assumes the debt secured by this property/these properties as cited in Paragraph 2 in addition to the mortgage note debt(s)  as cited  in Paragraph 1 above, UBS shall be entitled  to transfer this Agreement with all rights and obligations to the new owner.

  6.  When UBS no  longer possesses  any claims  whatsoever against  the Borrower/Pledge,  UBS shall  be obliged  to transfer  the ownership of the mortgage note(s) as cited in Paragraph 1 above back to the Borrower/Pledger, if
      UBS is satisfied in  respect of its claims  by a guarantor or  any other third party  (e.g. an assignee).  UBS shall be entitled but not obliged to transfer the mortgage note(s) to the guarantor or other third party.

  7.  In  addition, the General Conditions of UBS shall also apply, whereby the Borrower/Pledger declare that he has received said Conditions, is cognizant of their contents and expressly state his acceptance of them by signing this Agreement.






Couvet, 10.05.1998                                         The Borrower/Pledger

                                                           BIOREN SA

Lugano, 09.05.1996                                         The Pledgee
                                                           Union Bank of Switzerland

                                                           G. Ambrosetti         pp R. Burkhard


     This document is a fair and accurate English translation of the foreign language document from which it was translated.




                                   BIGMAR, INC.


                                   By: /s/ John G. Tramontana
                                       ----------------------
                                        John G. Tramontana
                                        President and Chief
                                         Executive Officer

                                  [UNION DE BANQUES SUISSES LOGO]

GENERAL CONDITIONS

      The following conditions are intended to clearly regulate the relations between the bank and its customers.

1     POWER  OF DISPOSITION  The signatures and signing powers given in writing to the bank are alone valid insofar as the bank is concerned until cancelled in writing, notwithstanding entries to the contrary in the  Register of Commerce or other media of public notice.

2     OBJECTIONS  OF THE CUSTOMER  Any objection by the  customer relating to the execution or non-execution of any order of any  kind as  well as any  objection to  any statement of  account or  of deposit, or  to any  other communication,  must be made promptly upon receipt of  the respective communication, but at the latest within the time  specified by  the bank;  otherwise the  execution or  non-execution of  the order  as well  as  the pertinent  statements and  communications are deemed  to have  been approved. In  case of  non-receipt of any communication the customer must make his complaint at the time when he should have received the communication in the ordinary course of business.

3     COMMUNICATIONS OF THE BANK  Communications of the bank are deemed to have been made if dispatched to the last address notified by the customer. The date indicated on the copy or on the mailing records in the  possession of  the bank is presumed to be the mailing date. Mail which  is to be kept on deposit at the bank is, in case of doubt, considered to have been delivered on the date it bears.

4     VERIFICATION OF THE SIGNATURES AND THE LEGITIMATION  Any damage resulting from reliance by the bank upon  any false,  forged, altered or  otherwise legally insufficient instructions,  documentation or other legitimation shall be borne by the customer, unless the bank is guilty of gross negligence.

5     LEGAL INCAPACITY  Any  damage resulting from legal  incapacity of the  customer or of a  third party must  be borne by the customer, unless such incapacity has been published in an official journal in Switzerland in the case of the customer himself or has been communicated to the bank in writing in the case of a third party.

6     ERRORS  IN TRANSMISSION  Any damage resulting from the  use of the mails, telegraph, telephone, telex, of any other system of communication or means of transportation, especially from losses, delays,  misunderstandings, mutilations or duplicates, must be borne by the customer, unless the bank is guilty of gross negligence.

7     NON-EXECUTION  OR BELATED EXECUTION OF ORDERS  In case of damage due to non-execution or belated execution of orders (stock exchange orders  excluded), the bank  is liable only for  the loss of  interest, unless in  the particular case it has been warned of the imminent risk of more extensive damages.

8     RIGHT  OF PLEDGE AND RIGHT OF COMPENSATION  With respect to all aspects which it holds in custody for account of the customer, either at its own offices or elsewhere, the bank has a lien for all its unliquidated  claims originating  in  the banking  relationship irrespective  of maturity  or  currency and  a right  to immediate compensation for all  liquidated claims.  However, the  lien becomes  effective only  at the  time the  claim arises.  This rule applies  equally to credits  and to loans  with or without  guarantees or securities. Upon default of performance on the part of the customer, the bank may, in its discretion, realize upon the pledges by formal proceedings or by private arrangements.

9     CURRENT ACCOUNT  RELATIONS   The  bank  credits and  debts  interest, commissions  and  fees agreed  upon  or customary, as well as taxes, at its choice, quarterly, semi-annually or annually. The bank reserves the right to modify its rates of  commissions and interest at  any time, in particular if  the conditions of the  money market  have changed, and to  inform the customer of  any modification by circular  letter, by posters in the lobby or in any other appropriate way. In the absence of presented objection within one month, the statements of account issued by  the bank are deemed  to have been  approved, even if the  confirmation statement to  be signed by the customer has not been received back by the bank. The express or tacit approval of the statement of  account includes the approval  of all items, as  well as possible reservations  of the bank, contained in this statement.

      If the  customer has given  several different orders  the total amount  of which exceeds  the credit  balance available  of  the  credit  granted to him,  the  bank is entitled to decide in its  discretion  and  without consideration to the dates of the times of reception, which of the dispositions it wants to execute  entirely or partly.

10    ACCOUNTS IN FOREIGN CURRENCIES  The bank's assets corresponding to the customer's credits in foreign currency are held in the same  currency in or outside  of the country whose currency  is involved. The customer  bears proportionately  to his share all the economic and legal consequences which, as a result of measures taken by the country concerned, affect all the  bank's assets in the country of  the currency or in the country  where the funds are invested.
      The  obligations of the bank arising  from accounts in foreign currencies  shall be discharged exclusively at the business office of the bank holding the accounts  and solely through the establishment of a credit  entry in  the country  of the  currency at  the bank's  own branch,  a correspondent  bank or  a bank  named by the customer.
      In the case  of current  accounts in foreign  currencies, the  counterpart is placed  in the  country of  the respective currency.

11    CREDITING AND DEBITING PAYMENTS IN FOREIGN CURRENCIES  Amounts in foreign currencies are credited and debited in  Swiss francs, unless  the customer has  given proper instructions  to the contrary  or is a  holder of an account in the foreign currency in question. If the customer maintains accounts in other currencies only, the bank is free to credit or debit the customer's accounts in one of these currencies.

12    BILLS OF EXCHANGE, CHECKS AND OTHER  INSTRUMENTS  The bank is entitled  to redebit unpaid bills of  exchange, checks  and other papers  which had been  discounted or credited.  Nevertheless, until the  settlement of any debit balance credited by any such  redebit, the bank retains against the  world the right to claims  arising out  of the Law of  Bills of Exchange or  the Check Law  or  otherwise for payment of  the full amount of the bills of exchange of the checks  and of all other instruments as  well as accessory claims against  everybody liable on the paper.

13    TERMINATION  OF THE BUSINESS RELATIONSHIP  The bank  reserves the right to cancel any business relationships, in particular credits which  have been promised or  used, with immediate effect,  in which case any  possible claims  of the bank  will fall immediately  due for repayment.  Agreements in writing  to the contrary remain reserved.

14    SATURDAYS AS LEGAL HOLIDAYS   For all  business relations with  the bank, Saturdays  are equivalent to  legal holidays.

15    LAW  GOVERNING THE LEGAL RELATIONSHIP BETWEEN THE BANK AND ITS  CUSTOMERS AND PLACE TO SUE  All legal aspects of the  relationship between  the client  and bank  shall  be governed  exclusively by  Swiss law.  Place  of performance  of all obligations of  both parties, as well  as the exclusive jurisdiction  of lawsuits and any other kinds of legal  proceedings shall be the  domicile of the  business office of the  bank with which  the contractual  relationship exists. Excepting only that  the bank may sue the  client in any competent court at the domicile of the client or any other court having jurisdiction.

16    RESERVATION OF SPECIAL  REGULATIONS  Certain  kinds of  transactions are, besides  these General  Conditions, subject  to  special regulations  issued by  the bank.  In particular,  the deposit  of securities  and other valuables for safe custody  (custodianship), savings books  and savings accounts,  deposit books and  deposit accounts, checkbooks, safe deposit boxes and night depositories.  Moreover, stock exchange  transactions  are subject  to the local rules, documentary transactions  to the Uniform  Customs  and  Practice  for Commercial
      Documentary  Credits  issued  by  the  International  Chamber  of  Commerce, and collecting  and  discounting transactions to the general terms issued by the Association of Swiss Bankers.

17    MODIFICATIONS  OF THE GENERAL CONDITIONS  The bank reserves the right to modify the General Conditions at any time.  The customer will be  informed of these modifications  by circular letter or  in any other appropriate way, and in the absence of objection within a month the modifications are deemed to have been approved.

      Union de Banques Suisses/Schweizerische Bankgessellschaft
      Unione di Banche Svizzere/Union Bank of Switzerland